Exhibit 10.16

LICENSE AGREEMENT

AMENDMENT #7

WHEREAS, effective as of December 1, 2014, and as further amended, Miromatrix Medical Inc., a corporation organized under the laws of the State of Delaware and having an office 10399 West 70th Street, Eden Prairie, MN 55344 ("Miromatrix") and Mayo Foundation for Medical Education and Research, a not for profit corporation with an address at 200 First Street SW, Rochester, MN 55905 ("Mayo") executed a License Agreement (the "Agreement") for Services as outlined in the Agreement.

WHEREAS, Miromatrix and Mayo wish to amend said Agreement.

NOW, THEREFORE, Miromatrix and Mayo agree as follows:

1.	The Term of the Agreement shall be extended to December 31, 2021.

2.	Miromatrix has agreed to provide additional funding of $317,600 for extension described in #1 above. Accordingly, the attached Exhibit B-5 shall amend Section 3 of the Agreement.

3.	Except as specifically provided herein, the terms and conditions of the Agreement shall remain in force.

IN WITNESS WHEREOF, the Parties have executed this Amendment which shall be effective as of the last dated signature below.

MIROMATRIX MEDICAL INC.	MAYO FOUNDATION FOR MEDICAL
EDUCATION AND RESEARCH

By:	/s/ Jeff Ross	By:
Name:	Jeff Ross	Name:
Title:	CEO	Title:
Date:	2/26/21	Date:

Budget - Exhibit B-5

Budget PI Name: Scott Nyberg, MD, PhD MCR Funding Proposal Number: FP86573-A1-A1-A1-A1-A1-A1 Sponsor: Miromatrix Medical Inc. Date: 2/25/21
Study Title: Amendment #7: Miromatrix/Mayo Transplantable Liver Project (Nyberg)

Additional funding to extend project through 12/31/21**
Personnel:	$137,485
Dr. Scott Nyberg, PI
Bruce Amiot, Business Analyst

Lab Supplies & Internal Services:	$105,284

Sub-Total	$242,769
Indirects (30%)	$72,831

BUDGET TOTAL (excluding fees)	$315,600
One-time, non-refundable fees:
IACUC Initial Review Fee	$2,000.00
Total Fees:	$2,000.00
BUDGET TOTAL	$317,600.00

Payment Terms: The total budget will be payable in four payments. The first payment of $80,900, which includes the $2,000 non-refundable Initial IACUC Review Fee, will be due upon the execution of this contract for amendment #7; the second payment of $78,900 will be due on June 12021, the third payment of $78,900 will be due on August 12021, and the fourth payment of $78,900 will be due on November 1, 2021. Milestones of this sponsored research will include a minimum of 16 experiments according to two Mayo IACUC approved protocols [A0005683-evaluation of the ELAP device in a reversible model of ALF (12 experiments), A00003996-liver transplantation in pigs to compare donor grafts (4 experiments)] before the end of 2021.
*Salary and benefit rate information is confidential. Mayo cannot share individual costs or rate information, as this would be against Mayo policy
**This budget only reflects the additional funds that are being added with amendment #7.